Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-188812) and the Registration Statements each on Form S-8 (333-127296), (333-41226), (333-41224), (333-76324), (333-51959), (333-145609) and (333-145610) of American Tower Corporation of our report dated October 1, 2013 relating to the consolidated financial statements of MIP Tower Holdings LLC which appears in the Current Report on Form 8-K of American Tower Corporation dated October 1, 2013.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

October 1, 2013